UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2014

DubLi, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 N. Andrews Avenue, Suite 200

Ft. Lauderdale, FL 33309

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 362-2381

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation

As previously reported in the Form 10-K for the fiscal year ended September 30, 2012 of DubLi, Inc. (the “Company”), on August 11, 2014, the Company entered into a revolving loan agreement with Michael Hansen, the Company’s President and Chief Executive Officer, who is also the controlling stockholder. The unsecured promissory note (the “Note”) is for a maximum of $3 million which may be drawn as needed by the Company. Interest is calculated at 6% per annum from the date of the amount drawn and all principal and interest is due and payable in full on December 31, 2015.

On August 27, 2014, the Company entered into an amendment and restatement of the revolving loan agreement with Michael Hansen (the “Amended Note”) whereby the maximum amount available under the loan agreement was increased by $2 million, for an aggregate amount of up to $5 million. All the other existing terms of the Note remained unchanged in the Amended Note.

As of August 28, 2014, the Company’s borrowings under the Amended Note totaled $1.5 million.

The foregoing disclosure relating to the Note and the Amended Note does not purport to be complete and is qualified in its entirety by reference to the Note and the Amended Note attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 26, 2014, the Company appointed Mayer Hoffman McCann P.C. (“MHM”) as its new independent registered public accounting firm for the Company’s fiscal year ended September 30, 2013, effective immediately. The decision to appoint MHM was made and approved by the Audit Committee of the Company’s Board of Directors. MHM succeeds Cherry Bekaert LLP as the Company’s independent registered public accounting firm.

During the fiscal years ended September 30, 2013, 2012 and 2011, and the interim period through August 26, 2014, the Company has not consulted with MHM regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits
Number	Description
10.1	Promissory Note dated August 11, 2014 between DubLi, Inc. and Michael Hansen.
10.2	Amended and Restated Promissory Note dated August 27, 2014 between DubLi, Inc. and Michael Hansen.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DubLi, Inc.
(Registrant)
Date: August 28, 2014
	By:	/s/ Michael Hansen
Michael Hansen
Chief Executive Officer

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